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                                                                      EXHIBIT 21

                                  Subsidiaries



                                                       State of
     Corporate Name                                Incorporation

Subsidiaries of Registrant:
         Frisch Kentucky, Inc.                     Kentucky
         Frisch Indiana, Inc.                      Indiana
         Frisch Germantown Road, Inc.              Ohio
         Frisch Florida, Inc.                      Florida
         Kip's of Oklahoma, Inc.                   Oklahoma
         Frisch Ohio, Inc.                         Ohio

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